ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

040101

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100650367-20
	Filing Date and Time 08/27/2010 1:13 PM
	Entity Number E0426402010-8

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: Bauman Estate Planning, Inc.

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

Todd Bauman
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
10120 W. Flamingo Road Suite 4-240	Las Vegas	Nevada	89147

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ .001 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Name: Todd Bauman

Street Address	City	State	Zip Code
10120 W. Flamingo Road Suite 4-240	Las Vegas	NV	89147

2) Name: Andrea Scott

Street Address	City	State	Zip Code
10120 W. Flamingo Road Suite 4-240	Las Vegas	NV	89147

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: Todd Bauman

X [signature]
Incorporator Signature

Address	City	State	Zip Code
10120 W. Flamingo Road Suite 4-240	Las Vegas	NV	89147

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature]
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 8/25/10

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **BAUMAN ESTATE PLANNING, INC.**, did on August 27, 2010, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 2, 2010.

ROSS MILLER
Secretary of State

Certified By: Sandra Kraatz
Certificate Number: C20100830-3088
You may verify this certificate
online at **http://www.nvsos.gov/**

(PROFIT) INITIAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

FILE NUMBER

Bauman Estate Planning, Inc.

NAME OF CORPORATION

FOR THE FILING PERIOD OF ______ TO ______

100101

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

Todd Bauman
10120 W. Flamingo Road Suite 4-240
Las Vegas, NV 89147

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the office of	Document Number 20100650368-31
Ross Miller Secretary of State State of Nevada	Filing Date and Time 08/27/2010 1:13 PM
	Entity Number E0426402010-8

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all officers and directors. A President, Secretary, Treasurer, or equivalent of and all Directors must be named. There must be at least one director. An Officer must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional officers, attach a list of them to this form.
3. Initial list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the last day of the first month following the incorporation/initial registration with this office.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. A copy fee of $2.00 per page is required for each additional copy generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the first month following the initial registration date. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include initial list and business license fees will result in rejection of filing.

INITIAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

CHECK ONLY IF APPLICABLE

☐ Pursuant to NRS, this entity is exempt from the business license fee. Exemption code: ______

☒ Month and year your State Business License expires: 0 9 20 1 1

☐ This corporation is a publicly traded corporation. The Central Index Key number is: ______

☐ This publicly traded corporation is not required to have a Central Index Key number.

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME	TITLE(S)	CITY	STATE	ZIP CODE
Todd Bauman ADDRESS: 10120 W. Flamingo Road Suite 4-240	PRESIDENT (OR EQUIVALENT OF)	Las Vegas	NV	89147
Andrea Scott ADDRESS: 10120 W. Flamingo Road Suite 4-240	SECRETARY (OR EQUIVALENT OF)	Las Vegas	NV	89147
Todd Bauman ADDRESS: 10120 W. Flamingo Road Suite 4-240	TREASURER (OR EQUIVALENT OF)	Las Vegas	NV	89147
Todd Bauman ADDRESS: 10120 W. Flamingo Road Suite 4-240	DIRECTOR	Las Vegas	NV	89147

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature]

Signature of Officer

Title: Officer

Date: 8/25/10